As filed with the Securities and Exchange Commission on October 29, 1999


                                           Registration Statement No. 333-84675


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                                 ---------------

                        PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           --------------------------

                       Electronic Data Systems Corporation
             (Exact name of registrant as specified in its charter)

               Delaware                             75-2548221
      (State or other jurisdiction of            (I.R.S. Employer
       incorporation or organization)           Identification No.)

                                5400 Legacy Drive
                             Plano, Texas 75024-3105
                                 (972) 604-6000
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                           --------------------------

                          D. Gilbert Friedlander, Esq.
                      Electronic Data Systems Corporation
                               5400 Legacy Drive
                            Plano, Texas 75024-3105
                                 (972) 604-6000
                          (Name, address, including zip
                      code and telephone number, including
                        area code, of agent for service)

                           --------------------------

                                   Copies to:


           James E. O'Bannon, Esq.             David B. Hollander, Esq.
         Jones, Day, Reavis & Pogue     Electronic Data Systems Corporation
           2727 North Harwood St.                5400 Legacy Drive
           Dallas, TX 75201-1515                Plano, TX 75024-3199


                           --------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+*****************************************************************************+
+* The  information in this  prospectus is not complete and may be changed.  *+
+* We may not sell these securities until the registration statement *+ +* filed with the Securities and Exchange Commission is effective. This *+ +* prospectus is not an offer to sell these securities and we are not *+ +* soliciting offers to buy these securities in any state where the offer *+
+* or sale is not permitted.                                                 *+
+*****************************************************************************+
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                    SUBJECT TO COMPLETION, October 29, 1999


                          [GRAPHIC OMITTED -- EDS LOGO]



PROSPECTUS


                                36,699,886 Shares
                       Electronic Data Systems Corporation
                                  Common Stock



                               ------------------


            The General Motors Special Hourly Employees Pension Trust
        under the General Motors Hourly Rate Employees Pension Plan may
       offer from time to time all of the shares. EDS will not receive any of the proceeds from the sale of shares by the selling stockholder.

                               __________________

        The specific terms of a particular offering, including the names of any underwriter and applicable commissions or discounts, will be included in a supplement to this prospectus.

                               __________________

           EDS' common stock is listed on the New York Stock Exchange under the symbol "EDS." On October 28, 1999, the reported last sale price of the common stock on the New York Stock
                         Exchange was $54 per share.

                               __________________


The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------

                , 1999

                                Table Of Contents

                                                                      Page
                                                                      ----
      Where You Can Find More Information.............................  2
      The Company.....................................................  3
      Use of Proceeds.................................................  5
      Background of the Offering......................................  6
      Selling Stockholder.............................................  6
      Plan of Distribution............................................  6
      Legal Matters...................................................  7
      Experts.........................................................  7



                       Where You Can Find More Information

         EDS files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares offered hereby have been sold or we have filed with the SEC an amendment to the registration statement relating to this offering which deregisters all securities then remaining unsold:

     -   Annual  Report  on Form 10-K  for the year  ended  December  31,  1998;
     - Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999;
     - Current Reports on Form 8-K dated April 29, May 6, September 7, and October 28, 1999; and
     - The description of our common stock contained in Form S-3 (SEC File No. 333-06655), as filed with the SEC on June 24, 1996, and any amendment or report which we file for purposes of updating this information.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

         EDS Investor Relations - Mailstop H1-2D-05
         5400 Legacy Drive
         Plano, Texas 75024-3105
         Telephone (972) 605-8933

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or any other document incorporated by reference herein is accurate as of any date other than the date of such document.

                                   The Company

         EDS, a leader in the global information technology services industry for more than 35 years, delivers high-value consulting, electronic business solutions, business process management, and systems and technology expertise to thousands of business and government clients around the world.

         In September 1999, we announced the realignment of our organization on a global basis along the following four lines of business: information technology (IT) outsourcing, served by our Information Solutions unit; business process management, served by our Business Process Management unit; solutions consulting, served by our E.solutions unit; and high-value consulting, served by our A.T. Kearney subsidiary.

         As of August 31, 1999, we employed approximately 125,000 persons and served clients in the United States and approximately 50 other countries. We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 5400 Legacy Drive, Plano, Texas 75024, telephone number:
(972) 604-6000.

Information Solutions

         Information Solutions, our largest line of business, encompasses our traditional information technology outsourcing business. Information Solutions includes network and system operations, data management, applications development, and field services, as well as Internet hosting environments and web site management. Our capabilities help clients align IT and operations with business strategy while ensuring predictable performance and costs. We have been a leader in the IT services industry for over 35 years.

         Our Information Solutions services include:

      - Centralized Systems Management. We offer data processing services for stand-alone, midrange or high-end systems physically located in one or more controlled environments. This includes management services for traditional application processing environments, as well as specialized services such as web site hosting and data warehousing. These services help clients reduce risk, facilitate cost-effective growth, improve delivery, efficiency and quality, and enhance client-to-customer relationships.

      -  Distributed Systems Management.  We  offer end-to-end services to plan, deploy, operate and refresh an enterprise's total distributed environment. This includes traditional laptop and desktop environments, as well as the emerging thin client model supported by network-based applications (often referred to as apps on taps). Benefits to clients for these services may include reduced cost of ownership, increased return on investment, transformation of PCs into information tools, increased speed to market and enhanced flexibility in business operations.

      - Communications Management. We define, develop and manage consistent voice, video, data, multi-service and other global communications services. These services facilitate electronic commerce, increase competitiveness and market opportunities, and improve information sharing through a client's supply and demand chain.

      - Application Services. We offer applications development and management services on an outsourced or out-tasked basis. These services range from outsourcing of all application development and management to implementation and management of EDS-owned or third party industry applications. Benefits to clients for these services include reduced costs, extended value of technology investments, information sharing and enhanced ability to adapt to market changes.

         We operate large-scale service management centers, or SMCs, throughout the United States and in Australia, Brazil, Canada, France, Germany, the Netherlands, Spain and the United Kingdom. We also operate smaller service delivery centers at customer locations or EDS facilities throughout the world. These processing centers generally support a single or small number of customers with more specialized requirements than those supported at SMCs.

         Information Solutions accounted for a substantial majority of our revenues in 1998, and we expect Information Solutions to continue to account for a majority of our revenues in 1999.

Business Process Management

         Business Process Management, or BPM, is the outsourcing of one or more business processes or functions to an external provider to improve overall business performance. EDS is a leader in the BPM market, offering services designed to help clients enter new global markets, get products to market faster, manage customer and supplier relationships, and reduce costs.

         Our BPM services include:

      - Enterprise Customer Management. A client may outsource customer care or relationship management to EDS to develop individual customer relationships, build brand loyalty, and improve customer acquisition, retention, and lifetime value. We are a leader in this industry, offering total enterprise customer management solutions, including call centers, client loyalty programs, product fulfillment, data mining, and database marketing services. We also offer document processing services.

      - Claims Processing. We develop key processes to help governments and insurance companies manage claims payments and other transactions. With more than 30 years experience in this area, we provide end-to-end service for state health and Medicare programs. Additional services include fraud and abuse detection systems, drug rebate programs, utilization review, and decision support systems. We also support state programs for children and the elderly, as well as public safety, law enforcement, and student loan programs.

      - Settlement Processing. We offer a full range of scalable services that enable clients to bridge the gap between paper and electronic banking environments. Services are aimed at merchants, banks, loan institutions, and credit card issuers. Offerings include ATM and kiosk transaction processing, check processing, remittance processing, relocation services, debit authorizations and gateway services.

E.solutions

         We established the E.solutions line of business in May 1999 to combine our electronic business capabilities into a single business unit to address this growing market. E.solutions includes the consulting, implementation, and solutions management capabilities of our former electronic business, CIO Services, human performances, enterprise solutions, and business intelligence services units, as well as elements of the Systemhouse business that we acquired in April 1999. We offer e.strategy, solutions consulting, systems integration, implementation and hosting services on a global basis.

         Our E.solutions services include:

      - Internet Solutions. We provide web-enabled solutions for business-to-business and business-to-consumer activities, including e.strategy, e.sales, e.marketing, portals, e.procurement, and security services.

      - Enterprise Application Services. We offer solutions that leverage internet technology and leading enterprise business software to increase our clients' efficiency throughout their value chain, helping our clients communicate with their suppliers and customers more efficiently. These services include enterprise application integration, enterprise resource planning (ERP), supply chain management, customer relationship management, application hosting and management, and knowledge solutions/business intelligence.

      - Performance Services. We provide consulting services in the following areas: IT infrastructure planning, program management, and enterprise management software services.

      - E.communities. We provide trading partners with the capabilities for electronic exchange of information, trading transactions and financial settlement.

A.T. Kearney

         A.T. Kearney, a leading global management consultancy, which became a subsidiary of EDS in 1995, provides clients with high value-added management consulting services, including strategy, strategic information technology, organization and operations consulting, as well as executive search services. A.T. Kearney addresses top management and CEO issues through delivery of leading-edge solutions to complex problems.

         The firm serves clients through practice teams focused on major industries, including automotive, consumer products and retail, financial institutions, and communications/high technology, as well as aerospace and defense, transportation, utilities, energy, health care and pharmaceuticals.

         A.T. Kearney's services include:

      - Strategy Consulting. A.T. Kearney's global Strategy Practice includes a broad spectrum of services from traditional corporate and business unit strategy and industry restructuring to experience in performance measurement and e.business strategy. The practice helps clients turn strategy into action, viewing strategy as the design of the entire business system and an integrated set of actions to continuously create and redefine competitive advantage.

      - Strategic Information Technology Consulting. A.T. Kearney's Strategic IT Consulting Practice provides insight, planning and operational improvement/implementation services for clients. The practice focuses on technology enabled business transformation. It assists clients in achieving business results by improving their ability to leverage and use IT or formulating results-oriented business strategies in which IT plays a central role.

      - Organization Consulting. The Organization Consulting Practice focuses on change management, enterprise transformation, business reengineering and HR management.

      - Operations Consulting. A.T. Kearney's Operations Consulting Practice involves all phases of operations, including sourcing, manufacturing, supply chain management, and negotiations. It is linked with A.T. Kearney's strategy, IT and industry practices.

Revenues

         Our fees are generally paid pursuant to contracts with our clients, which may provide for both fixed and variable fee arrangements. The terms of our client contracts range from less than one year in the high-value consulting business to up to ten years in our IT outsourcing business. Other than General Motors Corporation, no one client accounted for more than 5% of our total revenues in 1996, 1997 or 1998. Approximately 39% of our 1998 revenues were generated outside the United States.


                                 Use Of Proceeds

         EDS will not receive any of the proceeds of the sale of any of the shares of common stock offered hereby. All of the proceeds will be for the account of the General Motors Special Hourly Employees Pension Trust, which we refer to as the Hourly Plan Special Trust or the selling stockholder, under the General Motors Hourly-Rate Employees Pension Plan, which we call the Hourly Plan, and for the benefit of the participants in the Hourly Plan.

                           Background Of The Offering

         On March 13, 1995, General Motors Corporation contributed approximately 173 million shares of its class E common stock to the Hourly Plan. These shares, together with approximately 16.9 million additional shares of class E common stock then held by the Hourly Plan, became subject to the terms of the registration rights agreement dated March 12, 1995 between GM and the Hourly
Plan Special Trust. Pursuant to the split-off of EDS from GM on June 7, 1996, each share of class E common stock was converted into one share of common stock of EDS. At that time, EDS succeeded to substantially all of the rights and obligations of GM under the registration rights agreement and all of the provisions of that agreement became applicable to the EDS common stock held by the Hourly Plan.

        Under the registration rights agreement, the selling stockholder may only transfer shares of common stock in certain types of transactions and under certain circumstances, including "'demand transfers," such as public offerings and negotiated transactions, whether registered or not, and certain transfers to employee benefit plans maintained by EDS. The selling stockholder is permitted to make two demand transfers in any twelve-month period. The registration rights agreement provides that any underwritten public offering to be effected by the selling stockholder must be reasonably designed to achieve a broad public distribution of the shares of common stock being offered. In addition, until its ownership represents less than 2% of the outstanding common stock, the selling stockholder may not make a negotiated transfer (1) of more than 2% of the shares of common stock then outstanding to any person and (2) to any person who is then required to file or has filed a Schedule 13D under the Exchange Act with respect to the common stock. The registration rights agreement also imposes certain restrictions on the ability of the Hourly Plan Special Trust to tender its shares of common stock in a tender offer until it owns 7.5% or less of the common stock on a fully diluted basis, after which time it may freely tender into any tender offer for the common stock.


                               Selling Stockholder

         The Hourly Plan Special Trust owns all of the shares offered hereby. The Investment Funds Committee of GM's board of directors is the named fiduciary of the Hourly Plan pursuant to the provisions of ERISA. A portion of the Hourly Plan's assets, not including the common stock owned by the Hourly Plan Special Trust, is managed by General Motors Investment Management Corporation, a wholly-owned subsidiary of GM.

         United States Trust Company of New York is the trustee for the Hourly Plan Special Trust. The trustee has responsibility to prudently manage the common stock held by the Hourly Plan Special Trust in a manner consistent with maximizing the value of its investment in common stock and in accordance with its determination of the extent to which it may prudently continue to hold such shares consistent with the diversification and related fiduciary requirements of ERISA. Subject to the terms of the registration rights agreement, the trustee has the authority to cause the Hourly Plan Special Trust to sell shares of common stock from time to time as it may deem appropriate, and to vote the shares of common stock held by the Hourly Plan Special Trust. The trustee intends to manage the sale of the common stock in a manner consistent with maintaining an orderly market for the shares. The trustee has retained Wasserstein Perella & Co., Inc. to serve as its investment advisor regarding the management and sale of the common stock. The compensation received by the trustee and its investment advisor is not contingent in any way on the sale or continued ownership of common stock by the Hourly Plan Special Trust.

         On October 28, 1999, the Hourly Plan Special Trust beneficially owned 81,047,272 shares of common stock, representing approximately 17.2% of the outstanding common stock.


                              Plan Of Distribution

         The selling stockholder may offer shares from time to time depending on market conditions and other factors, in one or more transactions on the New York Stock Exchange or any other national securities exchange or automated interdealer quotation system on which shares of common stock are then listed, through negotiated transactions or otherwise. The shares will be sold at prices and on terms then prevailing, at prices related to the then current market price or at negotiated prices. Subject to the terms of the registration rights agreement, the shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Sales of shares may involve:

          - sales to underwriters who will acquire shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of sale;
          - block transactions in which the broker or dealer engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
          - purchases by a broker or dealer as principal and resale by the broker or dealer for its account; or
          - ordinary brokerage transactions and transactions in which a broker solicits purchasers.

         The selling stockholder and/or purchasers of common stock may pay brokers and dealers for selling common stock. These payments may be in the form of underwriting discounts, concessions, or commissions. The selling stockholder and any broker or dealer who sells or assists the selling stockholder in selling common stock may be deemed an underwriter within the meaning of the Securities Act. If they are deemed to be underwriters, any brokerage commissions or discounts may be deemed to be underwriting discounts and commissions under the Securities Act. EDS will file, as necessary, a prospectus supplement when the selling stockholder notifies EDS that it has entered into an arrangement with an underwriter, broker, or dealer for the sale of common stock. The prospectus supplement will disclose certain material information, including:

          -    the number of shares being offered;
          -    the terms of the offering;
          -    any  discounts,   commissions,  or  other  compensation  paid  to
               underwriters,  brokers or dealers;
          -    the public offering price;
          - any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers; and
          -    other material terms of the offering.

As of the date of this prospectus, there are no selling arrangements between the selling stockholder and any underwriter, broker or dealer.

         EDS will not receive any of the proceeds from the sale of shares by the selling stockholder. EDS will bear the costs of registering the shares under the Securities Act, including the registration fee under the Securities Act, accounting fees, printing fees, and fees and disbursements of its counsel and not more than one outside counsel representing the selling stockholder. The selling stockholder will bear all other expenses in connection with this offering, including any underwriting discounts and commissions, and brokerage fees.

         Under the terms of the registration rights agreement, EDS and the selling stockholder have agreed to indemnify each other and certain other related parties for certain liabilities in connection with the registration of the shares.


                                  Legal Matters

         D. Gilbert Friedlander, Senior Vice President and General Counsel of EDS, will issue an opinion about the validity of the shares of common stock offered hereby. Mr. Friedlander is the beneficial owner of shares of common stock.

                                     Experts

         Our consolidated financial statements and financial statement schedule as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 included in our Form 10-K for the year ended December 31, 1998 are incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, also incorporated by reference herein, upon the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

         The  following   are  the  estimated   expenses  of  the  issuance  and
distribution of the securities being registered, all of which are payable by EDS.

           Securities and Exchange Commission registration fee...     $406,154
           Accounting fees and expenses..........................        3,000
           Printing expenses.....................................       20,000
           Counsel fees..........................................       10,000
           Miscellaneous.........................................        5,000
                                                                      --------
                   Total.........................................     $444,154
                                                                      ========

         All of the above items, except for the registration fee, are estimates. The selling stockholder will not bear any of the expenses set forth above.

Item 15.   Indemnification of Directors and Officers.

  Delaware General Corporation Law

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section  145(d) of the DGCL  provides  that any  indemnification  under
Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum,
(3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his capacity as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

  Restated Certificate of Incorporation

         Article Seventh of the Restated Certificate of Incorporation of EDS provides that no director of EDS shall be personally liable to EDS or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that such Article Seventh does not eliminate or limit the liability of a director (1) for any breach of such director's duty of loyalty to EDS or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (which relates to certain unlawful dividend payments or stock purchases or redemptions), as the same exists or may hereafter be amended, supplemented or replaced, or (4) for a transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of EDS, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the DGCL, as so amended. Furthermore, any repeal or modification of Article Seventh of the Restated Certificate of Incorporation by the stockholders of EDS shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of EDS existing at the time of such repeal or modification.

  Bylaws

         Article VI of the Amended and Restated Bylaws of EDS provides that each person who at any time shall serve or shall have served as a director, officer, employee or agent of EDS, or any person who, while a director, officer, employee or agent of EDS, is or was serving at the written request of EDS (in accordance with written procedures adopted from time to time by the Board of Directors of
EDS) as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to (a) indemnification and (b) the advancement of expenses incurred by such person from EDS as, and to the fullest extent, permitted by Section 145 of the DGCL or any successor statutory provision, as from time to time amended.

  Indemnification Agreements

         EDS has entered into Indemnification Agreements (the "Indemnification Agreements") with its directors and certain of its officers (the "Indemnitees"). Under the terms of the Indemnification Agreements, EDS has generally agreed to indemnify, and advance expenses to, each Indemnitee to the fullest extent permitted by applicable law on the date of such agreements and to such greater extent as applicable law may thereafter permit. In addition, the Indemnification Agreements contain specific provisions pursuant to which EDS has agreed to indemnify each Indemnitee (i) if such person is, by reason of his or her status as a director, nominee for director, officer, agent or fiduciary of EDS or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise with which such person was serving at the request of EDS (any such status being hereinafter referred to as a "Corporate Status"), made or threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation or other proceeding (each, a "Proceeding"), other than a Proceeding by or in the right of EDS, (ii) if such person is, by reason of his or her Corporate Status, made or threatened to be made a party to any Proceeding brought by or in the right of EDS to procure a judgment in its favor, except that no indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Indemnitee shall have been adjudged to be liable to EDS if applicable law prohibits such indemnification (unless and only to the extent that a court shall otherwise determine), (iii) against expenses actually and reasonably incurred by such person or on his or her behalf in connection with any Proceeding to which such Indemnitee was or is a party by reason of his or her Corporate Status and in which such Indemnitee is successful, on the merits or otherwise, (iv) against expenses actually and reasonably incurred by such person or on his or her behalf in connection with a Proceeding to the extent that such Indemnitee is, by reason of his or her Corporate Status, a witness or otherwise participates in any Proceeding at a time when such person is not a party in the Proceeding and (v) against expenses actually and reasonably incurred by such person in any judicial adjudication of or any award in arbitration to enforce his or her rights under the Indemnification Agreements.

         Furthermore, under the terms of the Indemnification Agreements, EDS has agreed to pay all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding, whether brought by or in the right of EDS or otherwise, in advance of any determination with respect to entitlement to indemnification and within 15 days after the receipt by EDS of a written request from such Indemnitee for such payment. In the Indemnification Agreements, each Indemnitee has agreed that he or she will reimburse and repay EDS for any expenses so advanced to the extent that it shall ultimately be determined that he or she is not entitled to be indemnified by EDS against such expenses.

         The Indemnification Agreements also include provisions that specify the procedures and presumptions which are to be employed to determine whether an Indemnitee is entitled to indemnification thereunder. In some cases, the nature of the procedures specified in the Indemnification Agreements varies depending on whether there has occurred a "Change in Control" (as defined in the Indemnification Agreements) of EDS.

  Insurance

         EDS has obtained and intends to maintain in effect directors' and officers' liability insurance policies providing customary coverage for its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of EDS.

         The above discussion of EDS' Restated Certificate of Incorporation and Bylaws, the Indemnification Agreements and Section 145 of the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by such documents and statute.

Item 16.   Exhibits.

     The following documents are exhibits to the Registration Statement.

        Exhibit
        Number                    Description
        -------                   -----------

         4(a) Restated Certificate of Incorporation of Electronic Data Systems Corporation, as amended through June 7, 1996 - incorporated herein by reference to Exhibit 3(a) to the Current Report on Form 8-K of the Registrant dated June 7, 1996.

         4(b) Amended and Restated Bylaws of Electronic Data Systems Corporation, as amended through June 7, 1996 - incorporated herein by reference to Exhibit 3(b) to the Current Report on Form 8-K of the Registrant dated June 7, 1996.

         4(c) Rights Agreement dated as of March 12, 1996 between the Registrant and The Bank of New York, as Rights Agent - incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-4 of the Registrant (File No. 333-02543).

          5    Opinion of D. Gilbert Friedlander (previously filed)

         23(a) Consent of KPMG LLP, independent auditors

         23(b) Consent of D. Gilbert Friedlander (previously filed)

         24    Powers of Attorney (previously filed)


Item 17.   Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate  offering  price  set forth in the  "Calculation  of
                  Registration   Fee"  table  in  the   effective   registration
                  statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 29th day of October, 1999.

                                        ELECTRONIC DATA SYSTEMS CORPORATION



                                        By:       /s/ RICHARD H. BROWN
                                             ------------------------------
                                                    Richard H. Brown
                                                Chairman of the Board and
                                                  Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on October 29, 1999 in the capacities indicated.



            Signature                                    Title
            ---------                                    -----

       /s/ RICHARD H. BROWN               Chairman of the Board, Chief Executive
-------------------------------------     Officer and Director (Principal
          Richard H. Brown                Executive Officer)


                 *                        President, Chief Operating Officer and
-------------------------------------     Director
          Jeffrey M. Heller


                 *                        Executive Vice President and Chief
-------------------------------------     Financial Officer (Principal Financial
          James E. Daley                  Officer)


         /s/ John Adams                   Vice President and Controller
-------------------------------------     (Principal Accounting Officer)
            John Adams

                 *                                      Director
-------------------------------------
      James A. Baker, III



                 *                                      Director
-------------------------------------
       Richard B. Cheney



                 *                                      Director
-------------------------------------
          Ray J. Groves



                 *                                      Director
-------------------------------------
           Ray L. Hunt



                 *                                      Director
-------------------------------------
        C. Robert Kidder


                 *                                      Director
-------------------------------------
          Judith Rodin


                 *                                      Director
-------------------------------------
          Enrique J. Sosa


                 *                                      Director
-------------------------------------
        William H. Gray, III




* By:    /s/ RICHARD H. BROWN
      ----------------------------
            Richard H. Brown
            Attorney-in-fact

                                INDEX TO EXHIBITS
                                -----------------

        Exhibit
        Number                    Description
        -------                   -----------

         4(a) Restated Certificate of Incorporation of Electronic Data Systems Corporation, as amended through June 7, 1996 - incorporated herein by reference to Exhibit 3(a) to the Current Report on Form 8-K of the Registrant dated June 7, 1996.

         4(b) Amended and Restated Bylaws of Electronic Data Systems Corporation, as amended through June 7, 1996 - incorporated herein by reference to Exhibit 3(b) to the Current Report on Form 8-K of the Registrant dated June 7, 1996.

         4(c) Rights Agreement dated as of March 12, 1996 between the Registrant and The Bank of New York, as Rights Agent - incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-4 of the Registrant (File No. 333-02543).

          5    Opinion of D. Gilbert Friedlander (previously filed)

         23(a) Consent of KPMG LLP, independent auditors

         23(b) Consent of D. Gilbert Friedlander (previously filed)

         24    Powers of Attorney (previously filed)